© 2025 Kelly Services, Inc. All rights reserved. May 2025 Q1 2025 Investor Presentation

© 2025 Kelly Services, Inc. All rights reserved. Kelly is a leading global specialty talent solutions provider 2 78 years of industry leadership $4.3 billion of revenue in 2024, reflecting organic growth that significantly outperformed the market 3.3% adjusted EBITDA margin in 2024, up 100 basis points over 2023 3 specialized, market-leading business units 400,000 individuals placed in positions with our customers in 2024 #1 Temporary Staffing Company (Forbes, 2024)

© 2025 Kelly Services, Inc. All rights reserved. We are well positioned to create long-term value for all our stakeholders 3 Industry-leading brand and businesses delivering differentiated solutions to blue-chip customers Streamlined operating model organized around specialty portfolio in attractive higher-margin, higher-growth markets Transforming our operations to enhance efficiency and effectiveness, drive significant EBITDA margin expansion, and accelerate growth Committed to delivering results that meet or exceed expectations Disciplined capital allocation priorities underpinned by a strong balance sheet

© 2025 Kelly Services, Inc. All rights reserved. Enterprise Valuation(1) Value Capture Opportunity There is a significant shareholder value creation opportunity at Kelly’s present valuation The value of our individual businesses and our valuation multiple relative to peers imply considerable upside potential, which we are well positioned to capture through our specialty growth strategy and transformation initiatives. 4 5-Year Historical Valuation Multiple(1) 16.0x 12.0x 8.0x 4.0x 2021 2022 2023 2024 2025 Specialty PeersKelly Scale Peers 0.0x 2020 (1) Enterprise valuation and historical valuation multiple data are illustrative and based on third-party estimates as of March 2025. Value Capture Opportunity

A streamlined operating model designed to accelerate growth

Implemented in 2020 and realigned in 2025[1], our portfolio of specialty businesses positions Kelly to compete and win.

	Kelly Enterprise Talent Management (ETM)	Kelly Science, Engineering & Telecom (SET)	Kelly Education (EDU)
GP Margin[2]	20.3%	25.7%	14.5%
Adj. EBITDA Margin[2][3]	2.7%	5.7%	4.6%
Geography	Global	North America	U.S.
Solutions	• Temp staffing • Perm placement • Outcome-based • Talent Solutions	• Temp staffing • Perm placement • Outcome-based • Talent solutions	• Temp staffing • Perm placement
Specialties	• Industrial • Contact Center • Office Clerical • MSP[4] • RPO[4] • PPO[4]	• Engineering • Science & Clinical • Technology • Telecom	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Executive Search


EDU
$1.0B
Total Revenue[2]
$4.5 billion
ETM
$2.2B
SET
$1.3B

Total Gross Profit Margin[2]	Total Adj. EBITDA Margin[2][3]
20.5%	**3.3%**

[1] In the first quarter of 2025, Kelly combined its former P&I and OCG segments into the ETM segment. The Company also realigned certain customers as well as MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP.
[2] Kelly revenue and margin profiles are based on trailing-12-month results (Q2 2024 – Q1 2025).
[3] See reconciliations of Non-GAAP Measures included in Form 8-K dated August 8, 2024; November 7, 2024; February 13, 2025; and May 8, 2025.
[4] Managed Service Provider ("MSP"); Recruitment Process Outsourcing ("RPO"); Payroll Process Outsourcing ("PPO").

© 2025 Kelly Services, Inc. All rights reserved.

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We have driven significant progress on our Specialty Growth Journey

Launched streamlined operating model in 2020 to sharpen focus on higher-margin, higher-growth specialties

Unlocked nearly $500 million by monetizing non-core assets, including a majority of our PersolKelly JV stake and our European staffing operations

Redeployed capital to acquire 7 specialty talent solutions companies, expanding scale and capabilities in SET, Education, and ETM

Accelerated organic expansion into Education and higher-margin outcome-based solutions in ETM and SET

Enhanced organizational efficiency and effectiveness resulting in structural SG&A savings of more than $100 million


Revenue Mix
2020
INTL(1) 22%
EDU 6%
OCG 8%
SET 23%
P&I 41%
2024
EDU 22%
SET(2) 27%
ETM(2) 51%


Gross Profit Mix
2020
INTL(1) 15%
EDU 5%
OCG 14%
SET 25%
P&I 40%
2024
EDU 16%
SET(2) 34%
ETM(2) 50%

(1) On January 2, 2024, Kelly completed the sale of its European staffing operations. Following the sale, its Mexico operations, which were previously included in the International segment, is now included in the ETM segment, and the International segment no longer exists as a reportable segment.
(2) Kelly combined its former P&I and OCG segments into the ETM segment in the first quarter of 2025. The Company also realigned certain customers as well as MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP. The 2024 ETM and SET segment information has been recast to conform to the new structure.

© 2025 Kelly Services, Inc. All rights reserved.

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© 2025 Kelly Services, Inc. All rights reserved. We are delivering differentiated solutions to meet the evolving needs of clients and talent 7 76% 15% 8% 1%2020 66% 21% 11% 1% 2024 Temporary Staffing Solutions • Enable employers to quickly scale their workforce for a defined period of time • Kelly sources and pays workers, who are managed by the customer • Client pays Kelly on a per-hour or per-unit basis for services performed over the duration of the assignment Permanent Placement Solutions • Cost-effective approach for employers to source candidates for permanent roles • Kelly sources, screens, and interviews candidates for the client • Client pays a one-time fee to Kelly when a candidate begins their full-time employment Talent Solutions • Provide employers with technology- enabled program management for contingent workforce (MSP), end-to-end talent acquisition (RPO), and payroll process outsourcing (PPO) • Client pays Kelly a fee contingent on the volume of services managed through the program, a monthly management fee, measure of time, or a per-unit basis for services performed Outcome-Based Solutions • Innovative approach to outsourcing business processes and projects • Kelly collaborates with the client to identify requirements of the process or project, then sources, manages, and pays workers to complete it • Client pays Kelly on time or per-unit basis for services performed related to the process or project Since 2020, we have shifted our revenue mix toward higher-margin outcome-based, MSP, and RPO solutions.

© 2025 Kelly Services, Inc. All rights reserved. (1) Adjusted EBITDA excludes from Net Income: (i) equity in earnings of affiliate, (ii) income taxes, (iii) other income or expenses net, (iv) Persol related gains or losses, (v) gains or losses on asset sales, (vi) asset impairment charges, (vii) gains on insurance settlement, (viii) gains or losses on foreign currency matters, (ix) restructuring expenses, (x) unrealized loss on forward contract, (xi) transaction costs, and (xii) depreciation & amortization. (2) Trailing 12 months includes Q2 2024 through Q1 2025. Our transformation has delivered significant profitability improvement 8 Through targeted growth and efficiency initiatives, we have more than doubled adjusted EBITDA(1) margin since 2020 and are laser-focused on delivering continued incremental margin expansion. Adj. EBITDA CAGR 2020-2024 20.1% $69 $84 $106 $109 $143 $145 1.5% 1.7% 2.1% 2.3% 3.3% 3.3% 0% 1% 2% 3% 4% $0 $20 $40 $60 $80 $100 $120 $140 $160 Adj. EBITDA (millions) Adj. EBITDA Margin % 2020 2021 2022 2023 2024 Trailing 12 Months(2)

© 2025 Kelly Services, Inc. All rights reserved. Propelled by momentum from our recent achievements, our near-term priorities are clear 9 • Continue to build out go-to- market strategy within ETM to further enhance delivery of the full suite of Kelly offerings to large enterprise customers and increase share-of-wallet • Integrate prior acquisitions, most notably MRP’s portfolio of businesses and their respective business lines within SET and ETM; capture synergies throughout 2025 and 2026 toward expected annualized EBITDA benefit of approximately $10 million Deliver above-market growth by increasing scale in chosen specialties Further optimize operating model Drive incremental EBITDA margin expansion • Realign SET into growth focused end-market specialties including Information Technology, Life Sciences, and Engineering • Capture greater share-of- wallet with large enterprise customers through targeted enterprise account strategy • Continue outsized growth in Education leveraging K-12 market positioning and acceleration of Therapy offering market penetration • Maintain momentum with higher growth outcome- based solutions across SET and ETM • Further enhance organizational efficiency and effectiveness to drive additional structural SG&A reductions while continuing to align resources and cost structure with demand • Continue to shift business mix toward higher-margin areas, including outcome- based solutions in SET and ETM, and pediatric therapy in Education

© 2025 Kelly Services, Inc. All rights reserved. (1) Sum of percentages may not total 100% as a result of rounding. Our capital allocation strategy is focused on driving long-term shareholder value 10 72% 11% 8% 6% 4% Acquisitions Dividends and Share Repurchases Organic Investments CapEx Working Capital Total Deployed: $1.2 billion Capital Deployment: 2020-2024(1) Disciplined organic investments to capture market share and drive growth in our chosen specialties Targeted inorganic investments that add scale and capabilities in higher-margin specialties, including SET, Education, and more opportunistically, MSP and RPO in ETM $60 million of Class A shares repurchased since 2022; $40 million remaining under current authorization approved on November 26, 2024 Dividend reflects confidence in cash flow generation With a strong balance sheet underpinned by healthy free cash flow generation and available debt capacity, we are well positioned to deliver on our priorities.

Business Unit Overview 11

© 2025 Kelly Services, Inc. All rights reserved. $2,214.4 $2,196.1 $2,206.0 21.0% 20.3% 20.3% 19.8% 20.0% 20.2% 20.4% 20.6% 20.8% 21.0% 21.2% $2,150.0 $2,160.0 $2,170.0 $2,180.0 $2,190.0 $2,200.0 $2,210.0 $2,220.0 2023 2024 Trailing 12 Months Revenue (millions) GP Margin Enterprise Talent Management(1) Segment Overview 12 Roles Placed(3) • Assembly Workers • Contact Center Representatives • Materials Handlers • Office Managers • Production Operators Customer End Markets • Manufacturing • Finance • Technology • Healthcare • Energy Market Positioning • 2024 Everest Group Peak Matrix o Contingent Workforce Management: Leader o Services Procurement: Leader o Recruitment Process Outsourcing: Major Contender • #4 Office/Clerical Staffing Firm in the U.S.(4) • #10 Largest Marketing/Creative Staffing Firm in the U.S.(4) • #12 Largest Industrial Staffing Firm in the U.S.(4) Brands(5) (1) In the first quarter of 2025, Kelly combined its former P&I and OCG segments into the ETM segment. The Company also realigned certain customers and MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP. The 2023 and 2024 ETM segment information has been recast to conform to the new structure. (2) Trailing 12 months includes Q2 2024 through Q1 2025. (3) Examples are intended to demonstrate breadth of placements and are not inclusive of all roles placed. (4) Based on 2024 data from Staffing Industry Analysts (SIA). (5) RocketPower acquired in 2022; Sevenstep acquired in 2024 through Kelly’s purchase of its parent company, Motion Recruitment Partners. 2024 ETM Revenue Mix 53% 24% 22% 1% Temp Staffing Outcome-Based Talent Solutions Perm Placement (2)

© 2025 Kelly Services, Inc. All rights reserved. $970.6 $1,165.7 $1,256.5 25.4% 25.6% 25.7% 24.0% 24.5% 25.0% 25.5% 26.0% 26.5% 27.0% 27.5% 28.0% $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 $1,600.0 2023 2024 Trailing 12 Months Revenue (millions) GP Margin Science, Engineering & Technology(1) Segment Overview 13 Roles Placed(2) • Chemists • Data Analysts • Laboratory Technicians • Mechanical Engineers • Regulatory Affairs Specialists Customer End Markets • Medical Devices • Pharmaceuticals • Insurance • Chemicals • Aerospace & Defense 66% 30% 2% 2% Temp Staffing Outcome-Based Perm Placement Talent Solutions Brands(4) 2024 SET Revenue Mix (1) In the first quarter of 2025, Kelly realigned certain customers and MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP. The 2023 and 2024 SET segment information has been recast to conform to the new structure. (2) Trailing 12 months includes Q2 2024 through Q1 2025. (3) Examples are intended to demonstrate breadth of placements and are not inclusive of all roles placed. (4) Based on 2024 data from Staffing Industry Analysts (SIA). (5) NextGen, GTA acquired in 2019; Softworld acquired in 2021; Motion Recruitment and TG Federal acquired in 2024 through Kelly’s purchase of their parent company, Motion Recruitment Partners. Market Positioning • #2 Largest Life Science Staffing Firm in the U.S.(3) • #4 Largest Engineering Staffing Firm in the U.S.(3) • #10 Largest IT Staffing Firm in the U.S.(3) (2)

© 2025 Kelly Services, Inc. All rights reserved. $286.9 $416.5 $636.2 $841.9 $972.3 $991.4 14.7% 15.6% 15.8% 15.3% 14.4% 14.5% 12.0% 14.0% 16.0% 18.0% 20.0% 22.0% 24.0% $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 2020 2021 2022 2023 2024 Trailing 12 Months Revenue (millions) GP Margin Education Segment Overview 14 99% 1% Temp Staffing Perm Placement 2024 EDU Revenue Mix (1) Trailing 12 months includes Q2 2024 through Q1 2025. (2) Examples are intended to demonstrate breadth of placements and are not inclusive of all roles placed. (3) Based on 2024 data from Staffing Industry Analysts (SIA). (4) Teachers On Call acquired in 2017; Insight, Greenwood Asher & Associates acquired in 2020; Pediatric Therapeutic Services acquired in 2022; Children’s Therapy Center acquired in 2024. Roles Placed(2) • Administrators • Paraeducators • Substitute Teachers • Therapists • Tutors Customer End Markets • PreK-12 Schools • Higher Education Institutions Market Positioning • #1 Largest Education Staffing Firm in the U.S.(3) • Serves 8,700+ schools across 37 states Brands(4) (1)

Financial Appendix 15

© 2025 Kelly Services, Inc. All rights reserved. Q2 2025 Outlook 16 Our Q2 2025 Outlook assumes macro and staffing market conditions consistent with those at the end of the first quarter. Through our ongoing focus on efficiency and effectiveness, we are well prepared to navigate this rapidly evolving macroeconomic environment and capitalize when demand rebounds Second Quarter 2025: • Revenue – total Company year-over-year revenue growth of 6.0% to 7.0% o Includes inorganic growth from MRP acquisition through the May 31 anniversary date of the transaction. o Organic revenue trends impacted 1.0% to 1.5% from reducing demand for U.S. federal contractors and 1.0% related to slower economic growth relative to our initial expectations.  Excluding these impacts, expect roughly flat organic revenue year- over-year • Adjusted EBITDA margin – down 20 to 30 basis points o Similar to first quarter performance o Year-over-year expansion expected in Q3 and Q4, and for the full year, as benefits from efficiency and optimization initiatives phase in

© 2025 Kelly Services, Inc. All rights reserved. $4.5 $4.9 $5.0 $4.8 $4.3 $4.5 2020 2021 2022 2023 2024 Trailing 12 Months -20% -10% 0% 10% 20% 30% 40% 50% $3.8 $4.0 $4.2 $4.4 $4.6 $4.8 $5.0 $5.2 Kelly Revenue (billions) YoY Kelly Organic Revenue Growth % YoY Industry Growth % Our Financial Journey: Revenue 17 (1) Trailing 12 months includes Q2 2024 through Q1 2025. (2) Organic revenue growth excludes revenue from divested businesses, and acquisitions completed between 2019 and 2024 in the year the transaction was completed and either the following year, or upon integration if completed prior to the end of the following year. (3) 2020-2024 Industry Growth data sourced from SIA U.S. Staffing Industry Forecast, September 2024 Update. (3)(2) (1)

© 2025 Kelly Services, Inc. All rights reserved. $828 $919 $1,012 $961 $883 $913 18.3% 18.7% 20.4% 19.9% 20.4% 20.5% 17% 18% 19% 20% 21% 22% 23% $0 $200 $400 $600 $800 $1,000 $1,200 2020 2021 2022 2023 2024 Trailing 12 Months Gross Profit (millions) Gross Profit % Our Financial Journey: Gross Profit 18 (1) (1) Trailing 12 months includes Q2 2024 through Q1 2025.

© 2025 Kelly Services, Inc. All rights reserved. $171 $74 ($88) $61 $16 $66 ($150) ($100) ($50) $0 $50 $100 $150 $200 2020 2021 2022 2023 2024 Trailing 12 Months Free Cash Flow (millions) (1) Free cash flow is defined as net cash from operating activities minus capital expenditures. (2) Free cash flow includes the cash outflows of $30 million in 2021 and $87 million in 2022 used to repay payroll taxes previously deferred under the CARES Act, as well as $48 million in 2022 for income taxes related to the sale of Persol Holdings common stock. (3) Trailing 12 months includes Q2 2024 through Q1 2025. Our Financial Journey: Free Cash Flow(1) 19 CAGR: 2.3%(2) (2)(2) (3)

Recast Segment Results: 2023–2024[1]

$ in millions

Revenue	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2023 FY	2024 FY
Enterprise Talent Management (ETM)	574.6	559.7	546.7	533.4	524.1	541.2	561.6	569.2	2,214.4	2,196.1
Science, Engineering & Technology (SET)	249.0	246.2	241.1	234.3	231.6	265.7	335.0	333.4	970.6	1,165.7
Education (EDU)	249.4	206.4	128.1	258.0	289.9	251.1	142.1	289.2	841.9	972.3
International (INTL)	195.8	205.9	203.0	207.4	-	-	-	-	812.1	-
Intersegment	(0.5)	(1.0)	(0.9)	(0.9)	(0.5)	(0.5)	(0.6)	(0.7)	(3.3)	(2.3)
Total	**1,268.3**	**1,217.2**	**1,118.0**	**1,232.2**	**1,045.1**	**1,057.5**	**1,038.1**	**1,191.1**	**4,835.7**	**4,331.8**

Adj. EBITDA		ETM	SET	EDU	INT
Q1 2023	Business unit profit (loss)	2.4	14.8	15.4	(0.7)
	Restructuring	3.6	0.5	0.1	0.6
	Adjusted EBITDA	6.0	15.3	15.5	(0.1)
	Adjusted EBITDA margin	1.0%	6.1%	6.2%	0.0%
Q2 2023	Business unit profit (loss)	6.8	14.5	9.3	-
	Asset impairment charge	2.3	0.1	-	-
	Restructuring	0.2	-	0.3	-
	Adjusted EBITDA	9.3	14.6	9.6	-
	Adjusted EBITDA margin	1.7%	5.9%	4.7%	0.0%
Q3 2023	Business unit profit (loss)	10.6	17.3	(2.5)	1.4
	Restructuring	5.8	0.7	0.6	-
	Adjusted EBITDA	16.4	18.0	(1.9)	1.4
	Adjusted EBITDA margin	3.0%	7.5%	-1.5%	0.7%
Q4 2023	Business unit profit (loss)	11.4	15.4	14.1	(2.6)
	Transaction costs	-	0.4	-	2.7
	Restructuring	0.1	-	-	-
	Adjusted EBITDA	11.5	15.8	14.1	0.1
	Adjusted EBITDA margin	2.1%	6.8%	5.5%	0.0%
FY 2023	Business unit profit (loss)	31.2	62.0	36.3	(1.9)
	Transaction costs	-	0.4	-	2.7
	Asset impairment charge	2.3	0.1	-	-
	Restructuring	9.7	1.2	1.0	0.6
	Adjusted EBITDA	43.2	63.7	37.3	1.4
	Adjusted EBITDA margin	2.0%	6.6%	4.4%	0.2%

Adj. EBITDA		ETM	SET	EDU
Q1 2024	Business unit profit (loss)	8.1	14.2	18.1
	Restructuring	0.7	-	-
	Adjusted EBITDA	8.8	14.2	18.1
	Adjusted EBITDA margin	1.7%	6.1%	6.2%
Q2 2024	Business unit profit (loss)	15.5	18.9	12.7
	Restructuring	0.3	0.3	-
	Adjusted EBITDA	15.8	19.2	12.7
	Adjusted EBITDA margin	2.9%	7.2%	5.1%
Q3 2024	Business unit profit (loss)	18.0	19.5	(3.3)
	Restructuring	(0.1)	-	-
	Adjusted EBITDA	17.9	19.5	(3.3)
	Adjusted EBITDA margin	3.2%	5.8%	-2.3%
Q4 2024	Business unit profit (loss)	17.4	(54.2)	16.4
	Goodwill impairment charge	-	72.8	-
	Integration costs	-	0.2	-
	Restructuring	(0.2)	-	-
	Adjusted EBITDA	17.2	18.8	16.4
	Adjusted EBITDA margin	3.0%	5.6%	5.7%
FY 2024	Business unit profit (loss)	59.0	(1.6)	43.9
	Goodwill impairment charge	-	72.8	-
	Integration costs	-	0.2	-
	Restructuring	0.7	0.3	-
	Adjusted EBITDA	59.7	71.7	43.9
	Adjusted EBITDA margin	2.7%	6.2%	4.5%

(1) In the first quarter of 2025, Kelly combined its former P&I and OCG segments into the ETM segment. The Company also realigned certain customers and MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP. The 2023 and 2024 ETM and SET segment information has been recast to conform to the new structure. The financial data presented above is unaudited and includes recast segment information for prior periods to align with the Company's current segment reporting structure.

© 2025 Kelly Services, Inc. All rights reserved.

20

Adjusted EBITDA[1] Non-GAAP Reconciliation

$ in millions

	2020	2021	2022	2023	2024	Trailing 12 Months[2]
Net earnings (loss)	($72.0)	$156.1	($62.5)	$36.4	($0.6)	($20.8)
Other (income) expense, net	(3.4)	3.6	(1.6)	(4.2)	3.3	8.3
Income tax expense (benefit)	(34.0)	35.1	(7.9)	(11.5)	(21.3)	(23.1)
Depreciation & amortization	24.2	29.8	33.4	33.9	51.5	54.1
EBITDA	($85.2)	$224.6	($38.6)	54.6	32.9	18.5
Equity in net (earnings) loss of affiliate	(0.8)	(5.4)	(0.8)	-	-	-
(Gain) loss on investment in Persol Holdings[1]	16.6	(121.8)	67.2	-	-	-
Loss on foreign currency matters[2]	-	-	20.4	-	-	-
Gain on sale of assets[3]	(32.1)	-	(6.2)	-	(5.4)	(5.4)
Loss on Disposal[4]	-	-	18.7	-	-	-
Goodwill impairment charge[5]	147.7	-	41.0	-	72.8	72.8
Gain on insurance settlement[6]	-	(19.0)	-	-	-	-
Restructuring[7]	12.8	4.0	-	35.5	6.1	3.8
Asset impairment charge[8]	-	-	-	2.4	13.5	13.5
Customer dispute[9]	9.5	-	-	-	-	-
(Gain) loss on forward contract[10]	-	-	-	3.6	(1.2)	-
Transaction costs[11]	-	-	-	6.9	17.9	12.7
Gain on sale of EMEA staffing operations[12]	-	-	-	-	(1.6)	10.0
Integration and realignment costs[13]	-	-	-	-	10.0	20.7
Executive Transition[14]	-	-	-	-	2.3	2.6
Gain on equity securities[15]	-	-	-	-	(3.8)	(3.8)
Other, net	0.5	1.7	3.9	6.4	-	-
Adjusted EBITDA	**$69.0**	**$84.1**	**$105.6**	**$109.4**	**$143.5**	**$145.4**
Adjusted EBITDA Margin	**1.5%**	**1.7%**	**2.1%**	**2.3%**	**3.3%**	**3.3%**

© 2025 Kelly Services, Inc. All rights reserved.

(1) Management uses Adjusted EBITDA and Adjusted EBITDA margin which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.
(2) Trailing 12 months includes Q2 2024 through Q1 2025.

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© 2025 Kelly Services, Inc. All rights reserved. Adjusted EBITDA Non-GAAP Reconciliation Footnotes 22 (1) 2022 loss on investment in Persol Holdings includes losses of $67.2 million on the sale of Persol Holdings in Q1 2022, $52.4 million of which related to changes in fair value up to the date of the transaction. Gain on investment in Persol Holdings of $121.8 million in 2021, and loss on investment in Persol Holdings of $16.6 million in 2020; (2) Loss on foreign currency matters represents a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity in Q1 2022; (3) 2024 gain on sale of assets represents the sale of Ayers Group in Q2 2024. 2022 gain on sale of assets represents $0.9 million in Q1 2022 for the sale of real property, $4.4 million in Q2 2022 for the sale of under-utilized real property and $0.9 million in Q4 2022 for the sale of real property. 2020 gain on sale of assets represents $32.1 million for the sale of three of the four headquarters buildings; (4) 2022 loss on disposal represents the write-off of the net assets of our Russian operations that were sold in Q3 2022; (5) Goodwill impairment charge in 2024 is driven by changes in market conditions and the result of the Company's annual impairment test related to Softworld. 2022 goodwill impairment charge is the result of interim impairment tests the Company performed related to RocketPower due to triggering events caused by changes in market conditions. The goodwill impairment charge in Q1 2020 was caused by a decline in the Company’s common stock price; (6) Gain on insurance settlement represents a payment received in the fourth quarter of 2021 related to the settlement of claims under a representations and warranties insurance policy purchased by the Company in connection with the acquisition of Softworld; (7) Restructuring charges of $6.1 million in 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. Restructuring charges in 2023 relate to a comprehensive transformation initiative that includes actions that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges include $17.7 million of costs to execute the transformation, $11.6 million of severance, and $0.5 million of lease termination expenses. Additionally, restructuring charges of $5.7 million in the first quarter of 2023 represent $4.6 million of severance costs and $1.1 million of lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets. 2021 restructuring charges of $4.0 million represent severance costs as part of cost management actions designed to increase operational efficiencies within enterprise functions that provide centralized support to operating units. 2020 restructuring charges of $12.8 million represent severance costs and lease terminations in the first quarter of 2020 in preparation for the new operating model adopted in the third quarter of 2020 and additional severance costs in the fourth quarter of 2020 to provide sustainable cost reductions as a result of the continuing COVID-19 demand disruption; (8) Asset impairment charge in 2024 for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts. Asset impairment charge in 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease; (9) Customer dispute represents a non-cash charge in Mexico to increase the reserve against a long-term receivable from a former customer based on an updated probability of loss assessment; (10) Gain on forward contract represents the gain recognized in the first quarter of 2024 for the settlement of the foreign currency forward contract relating to the sale of the EMEA staffing operations. Loss on forward contract in 2023 represents the unrealized mark-to-market losses on the foreign currency forward contract the Company entered into in the fourth quarter of 2023 to mitigate the exchange rate risk associated with the future cash proceeds for the sale of the EMEA staffing operations; (11) Transaction costs in the first quarter of 2025 and 2024 include costs incurred directly related to the sale of the EMEA staffing operations, which includes employee termination costs and transition costs. Costs related to the sale of the EMEA staffing operations were $12.0 million for the year ended 2024. Transaction costs related to the acquisitions of MRP and CTC were $6.6 million for the year ended 2024, net of a $3.4 million earnout liability write-off. In the fourth quarter of 2024, there was a $0.7 million reduction in the indemnification liability related to the sale of our Brazil operations in 2020. Transaction costs in 2023, which included employee termination costs, were related to the 2024 sale of the EMEA staffing operations; (12) Gain on sale of EMEA staffing operations represents the gain as of the first quarter-end 2024 as a result of the sale in January 2024; (13) Integration and realignment costs in the first quarter of 2025 and in 2024 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments, and further aligning processes and technology across the Company; (14) Executive transition costs represent non-recurring expenses associated with our CEO transition in 2025, and our CFO transition in the fourth quarter of 2024; (15) Gain on equity securities includes a $0.6 million realized gain from the partial sale of our securities and a $3.2 million unrealized gain from the mark-to-market adjustment on our remaining shares in 2024.

Cautionary Statements and Contacts 23

© 2025 Kelly Services, Inc. All rights reserved. Non-GAAP Measures 24 Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2025 integration and realignment costs, the 2025 and 2024 transaction costs, the 2025 executive transition costs, the 2024 gain on the sale of our EMEA staffing operations, the 2024 gain on forward contract, and the 2024 restructuring charges are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance. Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

© 2025 Kelly Services, Inc. All rights reserved. Safe Harbor Statement 25 This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

© 2025 Kelly Services, Inc. All rights reserved. Investor Contacts 26 Peter Quigley President & CEO Peter.Quigley@kellyservices.com Troy Anderson EVP & CFO Troy.Anderson@kellyservices.com Scott Thomas Head of Investor Relations Scott.Thomas@kellyservices.com